UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2010

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Flying Cloud Drive Minneapolis, Minnesota	55344-3720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 2.03.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 7, 2010, Alliant Techsystems Inc. (“ATK”) entered into a Second Amended and Restated Credit Agreement dated as of October 7, 2010 (the “Second Restated Credit Agreement”), by and among ATK; the Lenders named therein; Bank of America, N.A., as Administrative Agent;  The Royal Bank of Scotland plc, U.S. Bank National Association, Wells Fargo Bank, National Association, and SunTrust Bank as Co-Syndication Agents; Banc of America Securities LLC, RBS Securities Inc., U.S. Bank National Association, Wells Fargo Securities, LLC, and SunTrust Robinson Humphrey, Inc. as Joint Lead Arrangers; and Banc of America Securities LLC, as Sole Bookrunning Manager.

The Second Restated Credit Agreement amends and restates ATK’s existing Amended and Restated Credit Agreement dated March 29, 2007, which was comprised of a Term A Loan of $275 million and a $500 million Revolving Credit Facility.

The Second Restated Credit Agreement is comprised of a Term A Loan of $400 million and a $600 million Revolving Credit Facility, both of which mature in 2015.  The Term A Loan is subject to annual principal payments of $20 million in each of the first and second years and $40 million in each of the third, fourth and fifth years, paid on a quarterly basis, with the balance due on October 7, 2015.  Substantially all domestic, tangible and intangible assets of ATK and its subsidiaries are pledged as collateral under the Second Restated Credit Agreement.  Borrowings under the new agreement bear interest at a rate equal to the sum of either a base rate (currently equal to the bank’s prime rate plus a margin) or Eurodollar rate plus an applicable margin, which is based on ATK’s senior secured credit ratings.  Based on ATK’s current senior secured credit ratings, borrowings would bear interest at a rate equal to LIBOR plus 2.25%.  There is also an annual commitment fee in effect on any unused portion of the Revolving Credit Facility which is determined based on ATK’s senior secured credit ratings.

The Second Restated Credit Agreement also imposes restrictions on ATK, including limitations on its ability to incur additional debt, enter into capital leases, grant liens, pay dividends, sell assets, merge or consolidate with or into another entity, and enter into sale-and-leaseback transactions.  The Second Restated Credit Agreement also requires ATK to meet and maintain specified financial ratios, including a minimum interest coverage ratio, a maximum consolidated senior leverage ratio, and a maximum consolidated leverage ratio.  The Second Restated Credit Agreement contains usual and customary events of default for credit facilities of this nature (with customary grace periods, as applicable).

The Restated Credit Agreement is attached to this report as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
10.1

Second Amended and Restated Credit Agreement, dated as of October 7, 2010, among ATK as the Borrower; the Lenders named therein; Bank of America, N.A., as Administrative Agent; The Royal Bank of Scotland plc, U.S. Bank National Association, Wells Fargo Bank, National Association, and SunTrust Bank as Co-Syndication Agents; Banc of America Securities LLC, RBS Securities Inc., U.S. Bank National Association, Wells Fargo Securities, LLC, and SunTrust Robinson Humphrey, Inc. as Joint Lead Arrangers; and Banc of America Securities LLC, as Sole Bookrunning Manager.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

	By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Senior Vice President, General Counsel and Secretary

Date: October 13, 2010